UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2023

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	BAX (NYSE)	New York Stock Exchange
Chicago Stock Exchange
1.3% Global Notes due 2025	BAX 25	New York Stock Exchange
1.3% Global Notes due 2029	BAX 29	New York Stock Exchange
0.4% Global Notes due 2024	BAX 24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 8, 2023, Baxter International Inc. (the “Company”), Baxter Healthcare Corporation, a Delaware corporation, Baxter Deutschland Holding GmbH, a German limited liability company, and Gambro Dialysatoren GmbH, a German limited liability company, each a subsidiary of the Company, entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Bamboo US BidCo LLC, a Delaware limited liability company, and Blitz 23-317 GmbH, a German limited liability company (collectively, “Buyer”) to sell all issued and outstanding limited liability company interests of Baxter Pharmaceutical Solutions LLC (“BPS”) and all issued and outstanding equity interests of Baxter Oncology GmbH (“BOG” and together with BPS, the “Divested Entities”) to Buyer for an aggregate purchase price of $4.25 billion in cash, subject to certain adjustments (the “Transaction”).

The Transaction is subject to the satisfaction of customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; competition clearances in the European Union, China, South Korea and Switzerland and a foreign direct investment filing in Germany; the absence of any law or order enjoining or otherwise prohibiting the Transaction; the accuracy of the representations and warranties of the other party; compliance of the other party with its covenants in all material respects; and the execution of certain ancillary agreements. These agreements include a supply agreement pursuant to which the Divested Entities will produce certain pharmaceutical products and services for certain subsidiaries of the Company for terms up to nine years (subject to extension by mutual agreement of the parties for certain of the products) and a transition services agreement, each in accordance with the Purchase Agreement. For the full year 2022, approximately 10% of the net sales from the Company’s Pharmaceuticals product category came from products that will be manufactured and supplied to the Company by the Divested Entities under the supply agreement after closing of the Transaction. Subject to the satisfaction or waiver of certain conditions and the other terms and conditions of the Purchase Agreement, the Transaction is expected to close in the second half of 2023.

The Purchase Agreement contains representations, warranties and covenants that are customary for a transaction of this type, including, among others, covenants by the Company to conduct the business of the Divested Entities in the ordinary course between execution of the Purchase Agreement and closing of the Transaction.

The Purchase Agreement contains customary termination rights, including if the closing of the Transaction has not occurred on or prior to February 29, 2024, subject to one potential extension by either party until April 30, 2024 under certain circumstances.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2023, Mr. James K. Saccaro notified the Company of his decision to resign as the Company’s Executive Vice President and Chief Financial Officer (“CFO”), effective as of May 31, 2023, to join a company in the heathcare industry. Mr. Saccaro’s decision to leave the Company was not the result of any disagreement relating to the Company’s operations, policies or practices. Mr. Saccaro served as the Company’s CFO since 2015. Brian C. Stevens, the Company’s Senior Vice President, Chief Accounting Officer and Controller, will assume the role of interim CFO on such date (or such earlier date, in the event Mr. Saccaro were to resign or otherwise stop serving in his role as CFO, the “Commencement Date”)) and also continue to serve in his current role while the Company undertakes an executive search process for a permanent CFO.

Mr. Stevens, 49, joined Baxter in 2018 as Senior Vice President, Chief Accounting Officer and Controller. Before joining Baxter, Mr. Stevens worked for Groupon, Inc., where he most recently served as treasurer and chief accounting officer. He had served as Groupon’s chief accounting officer from 2012 to 2016 before assuming the treasurer role. Prior to joining Groupon, Mr. Stevens spent 16 years with KPMG LLP, most recently as an audit partner.

Mr. Stevens received his bachelor of science degree in accountancy from the University of Illinois at Urbana-Champaign and is a licensed certified public accountant in Illinois and New York.

Mr. Stevens does not have any family relationships with any of the Company’s directors or executive officers, there are no arrangements or understandings between Mr. Stevens and any other persons pursuant to which he was selected as an officer, and there are no transactions between Mr. Stevens and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with his appointment, the Company entered into amended compensation arrangements with Mr. Stevens providing the following additional compensation that is commensurate with his additional duties as interim CFO: a payment of $50,000 per month for each month Mr. Stevens serves in this capacity, and a one-time special award of restricted stock units with a value of $250,000 on the first quarterly off-cycle grant date on or after the Commencement Date, which will be scheduled to vest on the second anniversary of the grant date.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 6, 2023, the Board of Directors of the Company approved an amendment and restatement of the Company’s Amended and Restated Bylaws (the “Amended and Restated Bylaws”) in order to streamline the provisions relating to the appointment of officers by simplifying the description of duties for certain positions in Article IV and making certain other conforming changes.

The foregoing summary is qualified in its entirety by reference to the text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 8 and 9, 2023, the Company issued press releases announcing the Transaction and the CFO transition (as described in Item 5.02), respectively. Copies of these press releases are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

The information in this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except in the event that the Company expressly states that such information is to be considered filed under the Exchange Act or incorporates it by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits

2.1	Equity Purchase Agreement, dated May 8, 2023, by and among Baxter International Inc., Baxter Healthcare Corporation, Baxter Deutschland Holding GmbH, Gambro Dialysatoren GmbH, Bamboo US BidCo LLC and Blitz 23-317 GmbH

3.1	Amended and Restated Bylaws, dated May 6, 2023

99.1	Press Release regarding the Transaction, dated May 8, 2023

99.2	Press Release regarding the CFO transition, dated May 9, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.

Date: May 9, 2023	By:	/s/ Ellen K. Bradford
	Name:	Ellen K. Bradford
	Title:	Senior Vice President and Corporate Secretary